Exhibit 99.1

Analyst Contact:	Vernon L. Patterson	Media Contact:	Michael J. Monroe
	216.689.0520		216.689.3509

Investor Relations		Key Media
Information:	www.Key.com/ir	Newsroom:	www.Key.com/newsroom
FOR IMMEDIATE RELEASE
KEYCORP REPORTS THIRD QUARTER 2005 EARNINGS
•	Third quarter EPS of $0.67, up 10% from the year-ago quarter
•	Higher revenue
•	Average core deposits up 9% from the third quarter of 2004
•	Company enters into regulatory agreements
CLEVELAND, October 18, 2005 — KeyCorp (NYSE: KEY) today announced third quarter net income of $278 million, or $0.67 per diluted common share, compared with $252 million, or $0.61 per share, for the third quarter of 2004. For the second quarter of 2005, net income was $291 million, or $0.70 per diluted common share. For the first nine months of 2005, net income was $833 million, or $2.01 per diluted common share, compared with $741 million, or $1.78 per share, for the first nine months of 2004.
     “Key’s third quarter performance reflects the company’s ability to produce solid financial results in a more challenging interest rate environment,” said Chairman and Chief Executive Officer Henry L. Meyer III. “Taxable-equivalent revenue, which increased $102 million from the year-ago period, benefited from growth in net interest income and a stronger performance from our fee-based businesses. The increase in net interest income was driven by a 7 basis point improvement in the net interest margin to 3.67%, higher earning assets resulting from solid commercial loan growth, and an increase in core deposits. The improvement in fee income was due primarily to increases in loan fees, and income from principal investing and capital markets activities.
     “Both net loan charge-offs and nonperforming loans were down from the same period last year, but nonperforming loans increased relative to the second quarter of 2005. The increase was attributable to Key’s commercial passenger airline lease portfolio.”
     The company expects earnings to be in the range of $0.65 to $0.69 per share for the fourth quarter of 2005.
     Separately, the company said that it has entered into a memorandum of understanding with the Federal Reserve Bank of Cleveland (FRB), and KeyBank N.A. has entered into a consent order with the Comptroller of the Currency (OCC) concerning compliance-related matters, particularly the Bank Secrecy Act. The company said it does not expect these actions to have a material effect on its operating results, adding that neither the OCC nor the FRB imposed a fine or civil money penalty in the matter. As part of the consent order and memorandum of

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

understanding, Key has agreed to continue to strengthen its anti-money laundering and other compliance controls.
     “Key takes its regulatory obligations with the utmost seriousness,” said Meyer, “and we are taking all necessary measures to meet the requirements of the consent order and memorandum of understanding.”
SUMMARY OF CONSOLIDATED RESULTS
     Taxable-equivalent net interest income increased to $726 million for the third quarter of 2005 from $673 million for the same period last year. Average earning assets rose by 6%, due primarily to commercial loan growth, while the net interest margin increased 7 basis points to 3.67%. Compared with the second quarter of 2005, taxable-equivalent net interest income grew by $3 million. This growth was attributable to a $740 million increase in average earning assets, which more than offset the effect of a 4 basis point decline in the net interest margin. During the second quarter of 2005, Key’s net interest margin benefited from a principal investing distribution of $15 million received in the form of dividends and interest. This distribution added approximately 8 basis points to the second quarter margin.
     Key’s noninterest income was $531 million for the third quarter of 2005, compared with $482 million for the year-ago quarter. Increases of $34 million in income from principal investing and capital markets activities, and $8 million from letter of credit and loan fees drove the improvement.
     Compared with the second quarter of 2005, noninterest income grew by $45 million. The improvement reflected a $41 million increase in income from principal investing and capital markets activities. In addition, service charges on deposit accounts rose by $6 million from the prior quarter.
     Key’s noninterest expense was $781 million for the third quarter of 2005, compared with $729 million for the same period last year. Personnel expense rose by $20 million and nonpersonnel expense increased by $32 million, reflecting higher costs associated with net occupancy, computer processing and a variety of other expense components.
     Compared with the second quarter of 2005, noninterest expense rose by $28 million. Personnel expense accounted for virtually all of the increase, with the largest increases occurring in incentive and stock-based compensation. Nonpersonnel expense was essentially unchanged. Higher costs associated with net occupancy and computer processing were offset by reductions in both marketing and miscellaneous expense. During the second quarter, miscellaneous expense included an $11 million charge to establish a reserve to absorb potential noncredit-related losses from Key’s education lending business.

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

ASSET QUALITY
     Key’s provision for loan losses was $43 million for the third quarter of 2005, compared with $51 million for the year-ago quarter and $20 million for the second quarter of 2005.
     Net loan charge-offs for the quarter totaled $49 million, or 0.30% of average loans, compared with $76 million, or 0.49%, for the same period last year and $48 million, or 0.30%, for the previous quarter.
     At September 30, 2005, Key’s nonperforming loans stood at $360 million and represented 0.55% of period-end loans, compared with 0.63% at September 30, 2004, and 0.45% at June 30, 2005. The increase in the third quarter from June 30, 2005, was attributable to several carriers within the commercial passenger airline industry for which Key has provided lease financing.
     Key’s allowance for loan losses stood at $1.093 billion, or 1.67% of loans outstanding at September 30, 2005, compared with $1.251 billion, or 2.02% at September 30, 2004, and $1.100 billion, or 1.70% at June 30, 2005. At September 30, 2005, the allowance for loan losses represented 304% of nonperforming loans, compared with 322% a year ago and 377% at June 30, 2005.
CAPITAL
     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2005. Key’s tangible equity to tangible assets ratio was 6.68% at quarter end, compared with 6.57% at September 30, 2004, and 6.60% at June 30, 2005. The ratio is currently within management’s targeted range of 6.25% to 6.75%.
     Key’s capital position provides it with the flexibility to take advantage of future investment opportunities, to repurchase shares when appropriate and to pay dividends. During the third quarter of 2005, Key repurchased 1,250,000 of its common shares. At September 30, 2005, there were 25,711,248 shares remaining for repurchase under the current authorization. Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.
Summary of Changes in Common Shares Outstanding

in thousands	3Q05	2Q05	1Q05	4Q04	3Q04

Shares outstanding at beginning of period	408,231	407,297	407,570	405,723	407,243
Issuance of shares under employee benefit and dividend reinvestment plans	1,561	934	2,227	1,847	980
Repurchase of common shares	(1,250)	—	(2,500)	—	(2,500)

Shares outstanding at end of period	408,542	408,231	407,297	407,570	405,723

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

LINE OF BUSINESS RESULTS
     The following table shows the contribution made by each major business group to Key’s taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last two pages of this release.
Major Business Groups

				Percent change 3Q05 vs.
dollars in millions	3Q05	2Q05	3Q04	2Q05	3Q04

Revenue (taxable equivalent)
Consumer Banking	$716	$706	$722	1.4%	(.8)%
Corporate and Investment Banking	542	523	456	3.6	18.9
Other Segments	24	8	(2)	200.0	N/M

Total segments	1,282	1,237	1,176	3.6	9.0
Reconciling Items	(25)	(28)	(21)	10.7	(19.0)

Total	$1,257	$1,209	$1,155	4.0%	8.8%

Net income (loss)				`
Consumer Banking	$123	$122	$125	.8%	(1.6)%
Corporate and Investment Banking	147	157	124	(6.4)	18.5
Other Segments	21	10	4	110.0	425.0

Total segments	291	289	253	.7	15.0
Reconciling Items	(13)	2	(1)	N/M	N/M

Total	$278	$291	$252	(4.5)%	10.3%

N/M = Not Meaningful
Consumer Banking

				Percent change 3Q05 vs.
dollars in millions	3Q05	2Q05	3Q04	2Q05	3Q04

Summary of operations
Net interest income (TE)	$483	$474	$492	1.9%	(1.8)%
Noninterest income	233	232	230	.4	1.3

Total revenue (TE)	716	706	722	1.4	(.8)
Provision for loan losses	29	22	52	31.8	(44.2)
Noninterest expense	490	490	470	—	4.3

Income before income taxes (TE)	197	194	200	1.5	(1.5)
Allocated income taxes and TE adjustments	74	72	75	2.8	(1.3)

Net income	$123	$122	$125	.8%	(1.6)%

Percent of consolidated net income	44%	42%	50%	N/A	N/A

Average balances
Loans	$29,139	$29,303	$31,754	(.6)%	(8.2)%
Total assets	35,473	35,390	37,270	.2	(4.8)
Deposits	42,359	41,567	40,034	1.9	5.8

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Additional Consumer Banking Data

				Percent change 3Q05 vs.
dollars in millions	3Q05	2Q05	3Q04	2Q05	3Q04

Average deposits outstanding
Noninterest-bearing	$7,122	$6,816	$6,544	4.5%	8.8%
Money market deposit accounts and other savings	20,785	20,323	19,766	2.3	5.2
Time	14,452	14,428	13,724	.2	5.3

Total deposits	$42,359	$41,567	$40,034	1.9%	5.8%

Home equity loans
Community Banking:
Average balance	$10,365	$10,397	$10,326
Average loan-to-value ratio	71%	71%	72%
Percent first lien positions	61	61	60
National Home Equity:
Average balance	$3,515	$3,498	$4,502
Average loan-to-value ratio	65%	65%	71%
Percent first lien positions	66	67	76

Other data
On-line households / household penetration	607,127 / 49%	595,411 / 47%	550,968 / 44%
KeyCenters	946	945	921
Automated teller machines	2,185	2,205	2,187

     Net income for Consumer Banking was $123 million for the third quarter of 2005, compared with $125 million for the year-ago quarter. A decrease in net interest income and an increase in noninterest expense caused the decline and more than offset growth in noninterest income and a significant reduction in the provision for loan losses.
     Taxable-equivalent net interest income decreased by $9 million, or 2%, from the third quarter of 2004, due to a less favorable interest rate spread on average earning assets and a reduction in loans which resulted from the sale of the higher-yielding broker-originated home equity and indirect automobile loan portfolios within the Consumer Finance line of business. The adverse effects of these factors were moderated by growth in average deposits.
     Noninterest expense increased by $20 million, or 4%, due primarily to higher costs associated with marketing, loan servicing, recording and filing fees, and various indirect charges. The rise in these costs was partially offset by a decrease in fees for professional services.
     Noninterest income rose by $3 million, or 1%, due largely to increases in securitization servicing, insurance and electronic banking fees. These increases were offset in part by a decrease in net gains from loan securitizations and sales, and a decline in service charges on deposit accounts.
     The provision for loan losses decreased by $23 million, or 44%, as a result of improved asset quality.

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Corporate and Investment Banking

				Percent change 3Q05 vs.
dollars in millions	3Q05	2Q05	3Q04	2Q05	3Q04

Summary of operations
Net interest income (TE)	$297	$292	$236	1.7%	25.8%
Noninterest income	245	231	220	6.1	11.4

Total revenue (TE)	542	523	456	3.6	18.9
Provision for loan losses	14	(2)	(1)	N/M	N/M
Noninterest expense	293	274	259	6.9	13.1

Income before income taxes (TE)	235	251	198	(6.4)	18.7
Allocated income taxes and TE adjustments	88	94	74	(6.4)	18.9

Net income	$147	$157	$124	(6.4)%	18.5%

Percent of consolidated net income	53%	54%	49%	N/A	N/A

Average balances
Loans	$35,064	$34,577	$28,827	1.4%	21.6%
Total assets	41,398	40,662	35,194	1.8	17.6
Deposits	10,136	9,691	7,800	4.6	29.9

TE = Taxable Equivalent, N/M = Not Meaningful, N/A = Not Applicable
Additional Corporate and Investment Banking Data

				Percent change 3Q05 vs.
dollars in millions	3Q05	2Q05	3Q04	2Q05	3Q04

Average lease financing receivables managed by
Key Equipment Finance[a]
Receivables held in Key Equipment
Finance portfolio	$8,150	$7,950	$6,301	2.5%	29.3%
Receivables assigned to other lines of business	2,011	2,034	1,881	(1.1)	6.9

Total lease financing receivables managed	$10,161	$9,984	$8,182	1.8%	24.2%

(a)	Includes lease financing receivables held in portfolio and those assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.
     Net income for Corporate and Investment Banking was $147 million for the third quarter of 2005, up from $124 million for the same period last year. Increases in both net interest income and noninterest income drove the improvement. These positive changes were offset, in part, by an increase in noninterest expense. In addition, Corporate and Investment Banking’s provision for loan losses was an expense in the third quarter of 2005, compared with a credit in the year-ago quarter.
     Taxable-equivalent net interest income increased by $61 million, or 26%, from the third quarter of 2004, due primarily to strong growth in average loans and leases, as well as deposits. Average loans and leases rose by $6.2 billion, or 22%, reflecting improvements in each of the primary lines of business. The increase in lease financing receivables in the Key Equipment Finance line was bolstered by the acquisition of American Express Business Finance Corporation (“AEBF”) during the fourth quarter of 2004.

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

     Noninterest income rose by $25 million, or 11%, due largely to increases in non-yield-related loan fees and income from capital markets activities.
     Noninterest expense rose by $34 million, or 13%, as business expansion, including the acquisition of AEBF, and improved profitability led to increases in personnel and various other expense categories.
     The provision for loan losses was an expense of $14 million for the third quarter of 2005, compared with a credit of $1 million for the year-ago quarter.
     On July 1, 2005, we expanded our FHA financing and servicing capabilities by acquiring Malone Mortgage Company, based in Dallas, Texas. This is one in a series of acquisitions that we have made over the past several years to build upon our success in commercial mortgage origination and servicing.
Other Segments
     Other segments consist primarily of Corporate Treasury and Key’s Principal Investing unit. These segments generated net income of $21 million for the third quarter of 2005, compared with $4 million for the same period last year. Increases in net gains from principal investing and net interest income drove the improvement.

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Line of Business Descriptions
Consumer Banking
Community Banking includes Retail Banking, Small Business and McDonald Financial Group.
Retail Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans.
Small Business provides businesses that typically have annual sales revenues of $10 million or less with deposit, investment and credit products, and business advisory services.
McDonald Financial Group offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.
Consumer Finance includes Indirect Lending and National Home Equity.
Indirect Lending offers loans to consumers through dealers and finances inventory for automobile and marine dealers. This business unit also provides federal and private education loans to students and their parents and processes payments on loans that private schools make to parents.
National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. These products originate outside of Key’s retail branch system. This business unit also works with home improvement contractors to provide home equity and home improvement solutions.
Corporate and Investment Banking
Corporate Banking provides products and services to large corporations, middle-market companies, financial institutions and government organizations. These products and services include commercial lending, treasury management, investment banking, derivatives and foreign exchange, equity and debt underwriting and trading, and syndicated finance.
Through its Victory Capital Management unit, Corporate Banking also manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.
KeyBank Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties for which the owner occupies less than 60% of the premises).
Key Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $92 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 946 KeyCenters and offices; a network of 2,185 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,® that provides account access and financial products 24 hours a day.
Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Tuesday October 18, 2005. A tape of the call will be available through October 25.
For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at www.Key.com/newsroom.

This news release contains forward-looking statements about issues such as anticipated earnings outlook, asset quality trends and anticipated improvement in the profitability of KeyCorp. Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: (1) changes in interest rates; (2) failure of the economy to continue to improve, which could materially impact credit quality trends and our ability to generate loans; (3) increased competitive pressure among financial services companies; (4) inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (5) consummation of significant business combinations or divestitures; (6) operational or risk management failures due to technological or other factors; (7) new legal obligations or restrictions or unfavorable resolution of litigation; (8) disruption in the economy and general business climate as a result of terrorist activities or military actions; and (9) changes in accounting, tax or regulatory practices or requirements. For further information regarding KeyCorp, please read the KeyCorp reports filed with the SEC that are available at www.sec.gov.
###

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	9-30-05	6-30-05	9-30-04
Summary of operations
Net interest income (TE)	$726	$723	$673
Noninterest income	531	486	482

Total revenue (TE)	1,257	1,209	1,155
Provision for loan losses	43	20	51
Noninterest expense	781	753	729
Net income	278	291	252

Per common share
Net income	$.68	$.71	$.62
Net income — assuming dilution	.67	.70	.61
Cash dividends paid	.325	.325	.31
Book value at period end	18.41	18.01	17.12
Market price at period end	32.25	33.15	31.60

Performance ratios
Return on average total assets	1.22%	1.30%	1.16%
Return on average equity	14.84	16.15	14.62
Net interest margin (TE)	3.67	3.71	3.60

Capital ratios at period end
Equity to assets	8.15%	8.08%	7.85
Tangible equity to tangible assets	6.68	6.60	6.57
Tier 1 risk-based capital [a]	7.75	7.68	7.72
Total risk-based capital [a]	11.86	11.72	11.67
Leverage [a]	8.60	8.49	8.27

Asset quality
Net loan charge-offs	$49	$48	$76
Net loan charge-offs to average loans	.30%	.30%	.49
Allowance for loan losses	$1,093	$1,100	$1,251
Allowance for loan losses to period-end loans	1.67%	1.70%	2.02
Allowance for loan losses to nonperforming loans	303.61	376.71	321.59
Nonperforming loans at period end	$360	$292	$389
Nonperforming assets at period end	393	338	460
Nonperforming loans to period-end loans	.55%	.45%	.63%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.60	.52	.74

Trust and brokerage assets
Assets under management	$76,341	$76,807	$71,233
Nonmanaged and brokerage assets	57,313	57,006	67,596

Other data
Average full-time equivalent employees	19,456	19,429	19,635
KeyCenters	946	945	921

Taxable-equivalent adjustment	$33	$30	$22

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Nine months ended
	9-30-05	9-30-04
Summary of operations
Net interest income (TE)	$2,163	$2,001
Noninterest income	1,517	1,450

Total revenue (TE)	3,680	3,451
Provision for loan losses	107	206
Noninterest expense	2,303	2,143
Net income	833	741

Per common share
Net income	$2.04	$1.80
Net income — assuming dilution	2.01	1.78
Cash dividends paid	.975	.93

Performance ratios
Return on average total assets	1.23%	1.16%
Return on average equity	15.36	14.36
Net interest margin (TE)	3.68	3.63

Asset quality
Net loan charge-offs	$151	$291
Net loan charge-offs to average loans	.32%	.64%

Other data
Average full-time equivalent employees	19,508	19,577

Taxable-equivalent adjustment	$91	$68
(a) 9-30-05 ratio is estimated.
TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Consolidated Balance Sheets
(dollars in millions)

	9-30-05	6-30-05	9-30-04
Assets
Loans	$65,575	$64,690	$61,968
Loans held for sale	3,595	3,274	2,338
Investment securities	98	59	78
Securities available for sale	7,124	7,271	7,182
Short-term investments	2,394	1,845	2,753
Other investments	1,310	1,409	1,341

Total earning assets	80,096	78,548	75,660
Allowance for loan losses	(1,093)	(1,100)	(1,251)
Cash and due from banks	2,660	2,968	2,984
Premises and equipment	593	576	599
Goodwill	1,344	1,342	1,179
Other intangible assets	109	101	32
Corporate-owned life insurance	2,658	2,639	2,574
Accrued income and other assets	5,956	5,941	6,686

Total assets	$92,323	$91,015	$88,463

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$23,541	$22,071	$21,165
Savings deposits	1,922	2,022	1,976
Certificates of deposit ($100,000 or more)	4,783	5,094	4,715
Other time deposits	10,804	10,794	10,212

Total interest-bearing	41,050	39,981	38,068
Noninterest-bearing	12,202	12,158	12,008
Deposits in foreign office — interest-bearing	4,819	5,924	5,767

Total deposits	58,071	58,063	55,843
Federal funds purchased and securities sold under repurchase agreements	3,444	2,824	3,322
Bank notes and other short-term borrowings	3,001	3,315	2,853
Accrued expense and other liabilities	6,248	5,873	6,055
Long-term debt	14,037	13,588	13,444

Total liabilities	84,801	83,663	81,517

Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,517	1,504	1,477
Retained earnings	7,719	7,574	7,197
Treasury stock	(2,133)	(2,132)	(2,172)
Accumulated other comprehensive loss	(73)	(86)	(48)

Total shareholders’ equity	7,522	7,352	6,946

Total liabilities and shareholders’ equity	$92,323	$91,015	$88,463

Common shares outstanding (000)	408,542	408,231	405,723

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Nine months ended
	9-30-05	6-30-05	9-30-04	9-30-05	9-30-04
Interest income
Loans	$1,006	$946	$810	$2,837	$2,393
Loans held for sale	56	53	30	190	81
Investment securities	1	1	2	3	4
Securities available for sale	84	80	84	244	250
Short-term investments	15	12	9	37	27
Other investments	12	24	10	44	26

Total interest income	1,174	1,116	945	3,355	2,781

Interest expense
Deposits	273	238	171	717	493
Federal funds purchased and securities sold under repurchase agreements	31	25	17	81	37
Bank notes and other short-term borrowings	22	19	8	58	29
Long-term debt	155	141	98	427	289

Total interest expense	481	423	294	1,283	848

Net interest income	693	693	651	2,072	1,933
Provision for loan losses	43	20	51	107	206

	650	673	600	1,965	1,727

Noninterest income
Trust and investment services income	135	135	135	408	421
Service charges on deposit accounts	82	76	84	228	254
Investment banking and capital markets income	93	52	59	212	178
Letter of credit and loan fees	46	47	38	133	108
Corporate-owned life insurance income	26	24	25	78	77
Electronic banking fees	24	24	22	70	62
Net gains from loan securitizations and sales	12	10	19	41	45
Net securities gains (losses)	3	1	—	(2)	7
Other income	110	117	100	349	298

Total noninterest income	531	486	482	1,517	1,450

Noninterest expense
Personnel	414	386	394	1,190	1,138
Net occupancy	66	55	57	212	176
Computer processing	54	50	49	155	141
Equipment	28	28	28	84	89
Professional fees	29	30	27	87	81
Marketing	29	34	26	88	79
Other expense	161	170	148	487	439

Total noninterest expense	781	753	729	2,303	2,143

Income before income taxes	400	406	353	1,179	1,034
Income taxes	122	115	101	346	293

Net income	$278	$291	$252	$833	$741

Net income per common share	$.68	$.71	$.62	$2.04	$1.80
Net income per common share — assuming dilution	.67	.70	.61	2.01	1.78

Weighted-average common shares outstanding (000)	410,456	408,754	407,187	409,166	411,371
Weighted-average common shares and potential common shares outstanding (000)	415,441	414,309	411,575	414,510	416,002

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Third Quarter 2005			Second Quarter 2005			Third Quarter 2004
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural	$19,249	$280	5.78%	$19,477	$258	5.31%	$17,453	$191	4.34%
Real estate — commercial mortgage	8,467	136	6.42	8,373	129	6.13	7,061	88	4.94
Real estate — construction	6,388	110	6.81	6,117	98	6.45	4,831	62	5.14
Commercial lease financing	10,161	158	6.19	9,984	158	6.33	8,182	119	5.77

Total commercial loans	44,265	684	6.15	43,951	643	5.86	37,527	460	4.87
Real estate — residential	1,472	23	6.13	1,477	21	6.04	1,531	21	5.80
Home equity	13,888	236	6.72	13,904	225	6.49	14,844	212	5.67
Consumer — direct	1,794	40	8.96	1,831	36	7.93	2,055	38	7.35
Consumer — indirect lease financing	36	1	11.05	53	1	10.76	144	4	10.07
Consumer — indirect other	3,303	55	6.62	3,275	50	6.07	5,153	97	7.56

Total consumer loans	20,493	355	6.86	20,540	333	6.53	23,727	372	6.26

Total loans	64,758	1,039	6.37	64,491	976	6.07	61,254	832	5.41
Loans held for sale	3,521	56	6.43	3,169	53	6.61	2,476	30	4.74
Investment securities[a]	76	1	7.00	65	1	8.42	79	2	8.65
Securities available for sale[c]	7,131	84	4.65	7,081	80	4.54	6,982	84	4.88
Short-term investments	1,972	15	3.15	1,799	12	2.58	2,527	9	1.50
Other investments[c]	1,342	12	3.25	1,455	24	6.42	1,328	10	2.98

Total earning assets	78,800	1,207	6.08	78,060	1,146	5.88	74,646	967	5.16
Allowance for loan losses	(1,095)			(1,124)			(1,270)
Accrued income and other assets	12,918			12,979			13,156

Total assets	$90,623			$89,915			$86,532

Liabilities
NOW and money market deposit accounts	$22,886	101	1.75	$22,301	77	1.39	$20,454	39	.77
Savings deposits	1,952	2	.29	1,999	1	.26	1,986	2	.22
Certificates of deposit ($100,000 or more) [d]	4,928	48	3.85	4,999	46	3.70	4,852	44	3.60
Other time deposits	10,805	87	3.21	10,806	82	3.05	10,348	73	2.81
Deposits in foreign office	4,048	35	3.46	4,314	32	2.96	3,593	13	1.47

Total interest-bearing deposits	44,619	273	2.43	44,419	238	2.16	41,233	171	1.65
Federal funds purchased and securities sold under repurchase agreements	3,674	31	3.28	3,830	25	2.67	5,032	17	1.35
Bank notes and other short-term borrowings	2,841	22	3.04	2,792	19	2.72	2,614	8	1.33
Long-term debt [d]	13,814	155	4.50	13,929	141	4.11	13,415	98	3.01

Total interest-bearing liabilities	64,948	481	2.94	64,970	423	2.62	62,294	294	1.90

Noninterest-bearing deposits	12,215			11,717			11,285
Accrued expense and other liabilities	6,027			6,000			6,098

Total liabilities	83,190			82,687			79,677

Shareholders’ equity	7,433			7,228			6,855

Total liabilities and shareholders’ equity	$90,623			$89,915			$86,532

Interest rate spread (TE)			3.14%			3.26%			3.26%

Net interest income (TE) and net interest margin (TE)		726	3.67%		723	3.71%		673	3.60%

TE adjustment[a]		33			30			22

Net interest income, GAAP basis		$693			$693			$651

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.
TE = Taxable Equivalent
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Nine months ended September 30, 2005			Nine months ended September 30, 2004
	Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural	$19,307	$768	5.32%	$16,857	$556	4.40%
Real estate — commercial mortgage	8,344	380	6.09	6,717	247	4.90
Real estate — construction	6,050	289	6.38	4,803	176	4.91
Commercial lease financing	10,067	474	6.28	8,082	358	5.90

Total commercial loans	43,768	1,911	5.83	36,459	1,337	4.89
Real estate — residential	1,471	67	6.06	1,581	71	6.03
Home equity	13,926	674	6.47	14,813	623	5.61
Consumer — direct	1,850	114	8.25	2,063	116	7.49
Consumer — indirect lease financing	55	4	10.62	202	15	9.82
Consumer — indirect other	3,276	157	6.37	5,226	297	7.58

Total consumer loans	20,578	1,016	6.59	23,885	1,122	6.27

Total loans	64,346	2,927	6.08	60,344	2,459	5.44
Loans held for sale	3,654	190	6.96	2,468	81	4.37
Investment securities[a]	70	4	8.00	88	6	8.73
Securities available for sale [c]	7,146	244	4.54	7,209	250	4.65
Short-term investments	1,818	37	2.74	2,258	27	1.60
Other investments[c]	1,406	44	4.00	1,203	26	2.86

Total earning assets	78,440	3,446	5.86	73,570	2,849	5.17
Allowance for loan losses	(1,117)			(1,295)
Accrued income and other assets	13,175			13,192

Total assets	$90,498			$85,467

Liabilities
NOW and money market deposit accounts	$22,274	233	1.40	$19,699	101	.69
Savings deposits	1,969	4	.26	2,026	4	.23
Certificates of deposit ($100,000 or more) [d]	4,941	138	3.74	4,821	134	3.72
Other time deposits	10,734	245	3.06	10,631	229	2.88
Deposits in foreign office	4,438	97	2.93	2,801	25	1.21

Total interest-bearing deposits	44,356	717	2.16	39,978	493	1.65
Federal funds purchased and securities sold under repurchase agreements	3,990	81	2.70	4,529	37	1.09
Bank notes and other short-term borrowings	2,860	58	2.71	2,577	29	1.52
Long-term debt [d]	14,172	427	4.12	14,366	289	2.79

Total interest-bearing liabilities	65,378	1,283	2.64	61,450	848	1.86

Noninterest-bearing deposits	11,825			10,986
Accrued expense and other liabilities	6,042			6,138

Total liabilities	83,245			78,574

Shareholders’ equity	7,253			6,893

Total liabilities and shareholders’ equity	$90,498			$85,467

Interest rate spread (TE)			3.22%			3.31%

Net interest income (TE) and net interest margin (TE)		2,163	3.68%		2,001	3.63%

TE adjustment[a]		91			68

Net interest income, GAAP basis		$2,072			$1,933

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.
TE = Taxable Equivalent
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Noninterest Income
(in millions)

	Three months ended			Nine months ended
	9-30-05	6-30-05	9-30-04	9-30-05	9-30-04
Trust and investment services income [a]	$135	$135	$135	$408	$421
Service charges on deposit accounts	82	76	84	228	254
Investment banking and capital markets income [a]	93	52	59	212	178
Letter of credit and loan fees	46	47	38	133	108
Corporate-owned life insurance income	26	24	25	78	77
Electronic banking fees	24	24	22	70	62
Net gains from loan securitizations and sales	12	10	19	41	45
Net securities gains (losses)	3	1	—	(2)	7
Other income:
Operating lease income	47	48	46	141	137
Insurance income	16	10	11	37	36
Loan securitization servicing fees	5	5	2	15	4
Credit card fees	4	5	3	12	9
Miscellaneous income	38	49	38	144	112

Total other income	110	117	100	349	298

Total noninterest income	$531	$486	$482	$1,517	$1,450

(a)	Additional detail provided in tables below.
Trust and Investment Services Income
(in millions)

	Three months ended			Nine months ended
	9-30-05	6-30-05	9-30-04	9-30-05	9-30-04
Brokerage commissions and fee income	$61	$62	$61	$186	$197
Personal asset management and custody fees	39	38	38	115	117
Institutional asset management and custody fees	35	35	36	107	107

Total trust and investment services income	$135	$135	$135	$408	$421

Investment Banking and Capital Markets Income
(in millions)

	Three months ended			Nine months ended
	9-30-05	6-30-05	9-30-04	9-30-05	9-30-04
Investment banking income	$21	$19	$32	$57	$83
Net gains from principal investing	31	1	10	44	39
Foreign exchange income	11	9	7	29	31
Dealer trading and derivatives income (loss)	16	10	(2)	45	—
Income from other investments	14	13	12	37	25

Total investment banking and capital markets income	$93	$52	$59	$212	$178

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Noninterest Expense
(dollars in millions)

	Three months ended			Nine months ended
	9-30-05	6-30-05	9-30-04	9-30-05	9-30-04
Personnel [a]	$414	$386	$394	$1,190	$1,138
Net occupancy	66	55	57	212	176
Computer processing	54	50	49	155	141
Equipment	28	28	28	84	89
Professional fees	29	30	27	87	81
Marketing	29	34	26	88	79
Other expense:
Operating lease expense	40	40	39	118	115
Postage and delivery	12	12	13	37	39
Telecommunications	8	8	8	23	22
Franchise and business taxes	8	9	9	25	17
OREO expense, net	2	2	3	6	14
Provision for losses on lending-related commitments	2	2	2	(7)	(5)
Miscellaneous expense	89	97	74	285	237

Total other expense	161	170	148	487	439

Total noninterest expense	$781	$753	$729	$2,303	$2,143

Average full-time equivalent employees	19,456	19,429	19,635	19,508	19,577

(a)	Additional detail provided in table below.
Personnel Expense
(in millions)

	Three months ended			Nine months ended
	9-30-05	6-30-05	9-30-04	9-30-05	9-30-04
Salaries	$222	$218	$213	$658	$632
Incentive compensation	104	92	103	276	280
Employee benefits	67	65	63	207	193
Stock-based compensation	17	9	12	37	27
Severance	4	2	3	12	6

Total personnel expense	$414	$386	$394	$1,190	$1,138

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Loan Composition
(dollars in millions)

				Percent change 9-30-05 vs.
	9-30-05	6-30-05	9-30-04	6-30-05	9-30-04
Commercial, financial and agricultural	$19,451	$19,331	$17,492	.6%	11.2%
Commercial real estate:
Commercial mortgage	8,618	8,507	7,315	1.3	17.8
Construction	6,700	6,236	5,126	7.4	30.7

Total commercial real estate loans	15,318	14,743	12,441	3.9	23.1
Commercial lease financing	10,339	10,113	8,294	2.2	24.7

Total commercial loans	45,108	44,187	38,227	2.1	18.0
Real estate — residential mortgage	1,476	1,466	1,528	.7	(3.4)
Home equity	13,872	13,921	14,950	(.4)	(7.2)
Consumer — direct	1,792	1,793	2,013	(.1)	(11.0)
Consumer — indirect:
Automobile lease financing	28	43	120	(34.9)	(76.7)
Automobile loans	—	—	1,862	—	(100.0)
Marine	2,676	2,665	2,648	.4	1.1
Other	623	615	620	1.3	.5

Total consumer — indirect loans	3,327	3,323	5,250	.1	(36.6)

Total consumer loans	20,467	20,503	23,741	(.2)	(13.8)

Total loans	$65,575	$64,690	$61,968	1.4%	5.8%

Loans Held for Sale Composition
(dollars in millions)

				Percent change 9-30-05 vs.
	9-30-05	6-30-05	9-30-04	6-30-05	9-30-04
Real estate — commercial mortgage	$416	$519	$314	(19.8)%	32.5%
Real estate — residential mortgage	21	23	24	(8.7)	(12.5)
Real estate — construction	5	—	—	N/M	N/M
Home equity	1	1	21	—	(95.2)
Education	3,123	2,586	1,979	20.8	57.8
Automobile	29	145	—	(80.0)	N/M

Total loans held for sale	$3,595	$3,274	$2,338	9.8%	53.8%

N/M = Not Meaningful

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended			Nine months ended
	9-30-05	6-30-05	9-30-04	9-30-05	9-30-04
Average loans outstanding during the period	$64,758	$64,491	$61,254	$64,346	$60,344

Allowance for loan losses at beginning of period	$1,100	$1,128	$1,276	$1,138	$1,406
Loans charged off:
Commercial, financial and agricultural	14	19	33	58	125

Real estate — commercial mortgage	4	9	8	16	26
Real estate — construction	—	—	—	5	5

Total commercial real estate loans	4	9	8	21	31
Commercial lease financing	18	13	9	43	34

Total commercial loans	36	41	50	122	190
Real estate — residential mortgage	1	2	6	5	15
Home equity	7	7	9	20	37
Consumer — direct	10	10	9	28	32
Consumer — indirect lease financing	1	1	1	3	6
Consumer — indirect other	14	14	38	44	130

Total consumer loans	33	34	63	100	220

	69	75	113	222	410
Recoveries:
Commercial, financial and agricultural	4	5	10	14	35

Real estate — commercial mortgage	1	—	1	2	4
Real estate — construction	—	2	—	2	4

Total commercial real estate loans	1	2	1	4	8
Commercial lease financing	7	10	3	27	10

Total commercial loans	12	17	14	45	53
Real estate — residential mortgage	—	1	—	1	1
Home equity	1	2	2	4	4
Consumer — direct	2	2	3	6	7
Consumer — indirect lease financing	1	—	1	2	3
Consumer — indirect other	4	5	17	13	51

Total consumer loans	8	10	23	26	66

	20	27	37	71	119

Net loans charged off	(49)	(48)	(76)	(151)	(291)
Provision for loan losses	43	20	51	107	206
Foreign currency translation adjustment	(1)	—	—	(1)	—
Reclassification of allowance for credit losses on lending-related commitments [a]	—	—	—	—	(70)

Allowance for loan losses at end of period	$1,093	$1,100	$1,251	$1,093	$1,251

Net loan charge-offs to average loans	.30%	.30%	.49%	.32%	.64%
Allowance for loan losses to period-end loans	1.67	1.70	2.02	1.67	2.02
Allowance for loan losses to nonperforming loans	303.61	376.71	321.59	303.61	321.59

(a)	Included in accrued expenses and other liabilities on the consolidated balance sheet.

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Changes in Allowance for Credit Losses on Lending-Related Commitments
(in millions)

	Three months ended			Nine months ended
	9-30-05	6-30-05	9-30-04	9-30-05	9-30-04
Balance at beginning of period	$57	$55	$63	$66	—
Reclassification of allowance for credit losses	—	—	—	—	$70
Provision for losses on lending-related commitments	2	2	2	(7)	(5)

Balance at end of period [a]	$59	$57	$65	$59	$65

(a)	Included in accrued expenses and other liabilities on the consolidated balance sheet.
Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	9-30-05	6-30-05	3-31-05	12-31-04	9-30-04
Commercial, financial and agricultural	$50	$58	$46	$37	$55

Real estate — commercial mortgage	33	36	41	37	55
Real estate — construction	3	3	5	20	1

Total commercial real estate loans	36	39	46	57	56
Commercial lease financing	151	73	75	84	74

Total commercial loans	237	170	167	178	185
Real estate — residential mortgage	40	38	43	39	36
Home equity	75	74	76	80	149
Consumer — direct	3	4	3	3	4
Consumer — indirect lease financing	1	1	5	1	1
Consumer — indirect other	4	5	5	7	14

Total consumer loans	123	122	132	130	204

Total nonperforming loans	360	292	299	308	389

Nonperforming loans held for sale	2	1	6	8	1

OREO	29	33	58	53	60
Allowance for OREO losses	(3)	(2)	(4)	(4)	(5)

OREO, net of allowance	26	31	54	49	55

Other nonperforming assets	5	14	12	14	15

Total nonperforming assets	$393	$338	$371	$379	$460

Accruing loans past due 90 days or more	$94	$74	$79	$122	$139
Accruing loans past due 30 through 89 days	550	475	495	491	602
Nonperforming loans to period-end loans	.55%	.45%	.47%	.49%	.63%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.60	.52	.58	.60	.74
Summary of Changes in Nonperforming Loans
(in millions)

	3Q05	2Q05	1Q05	4Q04	3Q04
Balance at beginning of period	$292	$299	$308	$389	$428
Loans placed on nonaccrual status	126	58	71	88	119
Charge-offs	(49)	(48)	(54)	(91)	(76)
Loans sold, net	(3)	—	(5)	(66)	(35)
Payments	(5)	(13)	(9)	(11)	(32)
Transfers to OREO	—	(4)	(12)	—	—
Loans returned to accrual status	(1)	—	—	(1)	(15)

Balance at end of period	$360	$292	$299	$308	$389

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Line of Business Results
(dollars in millions)
Consumer Banking

						Percent change 3Q05 vs.
	3Q05	2Q05	1Q05	4Q04	3Q04	2Q05	3Q04
Summary of operations
Total revenue (TE)	$716	$706	$727	$690	$722	1.4%	(.8)%
Provision for loan losses	29	22	48	9	52	31.8	(44.2)
Noninterest expense	490	490	476	554	470	—	4.3
Net income	123	122	127	59	125	.8	(1.6)
Average loans	29,139	29,303	29,397	31,886	31,754	(.6)	(8.2)
Average deposits	42,359	41,567	41,063	40,925	40,034	1.9	5.8
Net loan charge-offs	37	32	39	118	53	15.6	(30.2)
Return on average allocated equity	20.30%	20.23%	20.62%	9.13%	20.29%	N/A	N/A
Average full-time equivalent employees	9,963	10,026	10,194	10,392	10,508	(.6)	(5.2)

Supplementary information (lines of business)
Community Banking
Total revenue (TE)	$567	$555	$544	$572	$541	2.2%	4.8%
Provision for loan losses	22	18	20	21	27	22.2	(18.5)
Noninterest expense	407	388	386	404	384	4.9	6.0
Net income	86	94	86	92	81	(8.5)	6.2
Average loans	19,781	19,773	19,919	20,094	19,665	—	.6
Average deposits	41,670	40,920	40,475	40,365	39,485	1.8	5.5
Net loan charge-offs	24	21	25	23	28	14.3	(14.3)
Return on average allocated equity	22.26%	24.69%	22.80%	23.87%	22.66%	N/A	N/A
Average full-time equivalent employees	8,546	8,448	8,548	8,728	8,895	1.2	(3.9)

Consumer Finance
Total revenue (TE)	$149	$151	$183	$118	$181	(1.3)%	(17.7)%
Provision for loan losses	7	4	28	(12)	25	75.0	(72.0)
Noninterest expense	83	102	90	150	86	(18.6)	(3.5)
Net income	37	28	41	(33)	44	32.1	(15.9)
Average loans	9,358	9,530	9,478	11,792	12,089	(1.8)	(22.6)
Average deposits	689	647	588	560	549	6.5	25.5
Net loan charge-offs	13	11	14	95	25	18.2	(48.0)
Return on average allocated equity	16.85%	12.59%	17.18%	(12.66)%	17.01%	N/A	N/A
Average full-time equivalent employees	1,417	1,578	1,646	1,664	1,613	(10.2)	(12.2)

KeyCorp Reports Third Quarter 2005 Earnings
October 18, 2005

Line of Business Results (continued)
(dollars in millions)
Corporate and Investment Banking

						Percent change 3Q05 vs.
	3Q05	2Q05	1Q05	4Q04	3Q04	2Q05	3Q04
Summary of operations
Total revenue (TE)	$542	$523	$489	$516	$456	3.6%	18.9%
Provision for loan losses	14	(2)	(4)	(30)	(1)	N/M	N/M
Noninterest expense	293	274	255	266	259	6.9	13.1
Net income	147	157	149	175	124	(6.4)	18.5
Average loans	35,064	34,577	33,846	30,852	28,827	1.4	21.6
Average deposits	10,136	9,691	8,781	8,793	7,800	4.6	29.9
Net loan charge-offs	12	16	15	22	23	(25.0)	(47.8)
Return on average allocated equity	17.01%	18.56%	17.76%	22.26%	16.07%	N/A	N/A
Average full-time equivalent employees	3,336	3,269	3,316	3,028	2,875	2.0	16.0

Supplementary information (lines of business)
Corporate Banking
Total revenue (TE)	$270	$259	$259	$274	$255	4.2%	5.9%
Provision for loan losses	9	(6)	(5)	(32)	(7)	N/M	N/M
Noninterest expense	157	144	136	159	149	9.0	5.4
Net income	65	75	80	92	71	(13.3)	(8.5)
Average loans	14,666	15,089	15,101	13,877	13,705	(2.8)	7.0
Average deposits	8,022	7,952	7,256	7,266	6,421	.9	24.9
Net loan charge-offs	1	11	10	12	13	(90.9)	(92.3)
Return on average allocated equity	15.42%	17.80%	19.04%	21.37%	16.36%	N/A	N/A
Average full-time equivalent employees	1,558	1,532	1,541	1,558	1,555	1.7	.2

KeyBank Real Estate Capital
Total revenue (TE)	$149	$138	$104	$132	$103	8.0%	44.7%
Provision for loan losses	2	(7)	5	(4)	—	N/M	N/M
Noninterest expense	64	55	46	49	45	16.4	42.2
Net income	52	57	33	54	36	(8.8)	44.4
Average loans	11,265	10,596	9,794	9,109	7,874	6.3	43.1
Average deposits	2,100	1,728	1,514	1,520	1,366	21.5	53.7
Net loan charge-offs	—	3	4	2	3	(100.0)	(100.0)
Return on average allocated equity	20.71%	24.19%	14.16%	24.00%	17.23%	N/A	N/A
Average full-time equivalent employees	812	774	758	702	678	4.9	19.8

Key Equipment Finance
Total revenue (TE)	$123	$126	$126	$110	$98	(2.4)%	25.5%
Provision for loan losses	3	11	(4)	6	6	(72.7)	(50.0)
Noninterest expense	72	75	73	58	65	(4.0)	10.8
Net income	30	25	36	29	17	20.0	76.5
Average loans	9,133	8,892	8,951	7,866	7,248	2.7	26.0
Average deposits	14	11	11	7	13	27.3	7.7
Net loan charge-offs	11	2	1	8	7	450.0	57.1
Return on average allocated equity	15.66%	13.23%	19.36%	22.19%	13.21%	N/A	N/A
Average full-time equivalent employees	966	963	1,017	768	642	.3	50.5
TE = Taxable Equivalent
N/A = Not Applicable
N/M = Not Meaningful